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RVSI
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                        For further information contact:
                         Neal H. Sanders (781) 302-2439
                   For release: October 24, 2002 at 4:00 p.m.


RVSI WILL BEGIN TRADING ON THE NASDAQ SMALLCAP MARKET EFFECTIVE OCTOBER 25, 2002

CANTON, MASSACHUSETTS-October 24, 2002- Robotic Vision Systems, Inc. (RVSI) (Nasdaq: ROBV) today said its request to transfer from the Nasdaq National Market to the Nasdaq SmallCap Market has been approved, effective with the opening of business on Friday, October 25, 2002. RVSI's common stock will continue trading under its current symbol, ROBV.

ABOUT RVSI
Robotic Vision Systems, Inc. (RVSI) has the most comprehensive line of machine vision systems available today. Headquartered in Canton, Massachusetts, with offices worldwide, RVSI is the world leader in vision-based semiconductor inspection and media transfer equipment. Using leading-edge technology, RVSI joins vision-enabled process equipment, high-performance optics, lighting, and advanced hardware and software to assure product quality, identify and track parts, control manufacturing processes, and ultimately enhance profits for companies worldwide. Currently serving the semiconductor, electronics, automotive, aerospace, pharmaceutical and packaging industries, RVSI holds approximately 100 patents in a broad range of technologies. For more information visit www.rvsi.com or call (800) 669-5234.

FORWARD-LOOKING STATEMENT
Except for the historical information herein, certain matters discussed in this release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based on a number of factors, including, but not limited to: the historical cyclical nature of the semiconductor industry, risks in products and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, changing economic conditions, both here and abroad, timely development and release of new products, strategic suppliers and customers, the effect of the company's accounting policies and other risk factors detailed in the Company's most recent registration statement, annual report on Form 10-K and 10K/A, and other filings with the Securities and Exchange Commission.

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